First California Financial Group AND Premier service bank

AMEND definitive merger agreement

WESTLAKE VILLAGE and RIVERSIDE, Calif., July 10, 2012 – First California Financial Group, Inc. (Nasdaq:FCAL), or FCAL, the holding company of First California Bank, or FCB, and Premier Service Bank (OTCBB:PSBK), or PSBK, today announced the signing on July 9, 2012 of Amendment No. 1 (the “Amendment”) to their definitive agreement dated February 27, 2012 (the “Merger Agreement”), pursuant to which PSBK will merge into FCB. The transaction is now expected to close late in the third quarter or early in the fourth quarter of 2012, subject to regulatory and shareholder approvals and other customary closing conditions.

Under the terms of the Amendment, PSBK’s shareholders will continue to receive, subject to certain adjustments, consideration of $2.0 million, or approximately $1.59 per share, in the form of FCAL common stock. As a result of increases in the value of FCAL common stock since the signing of the original Merger Agreement, the number of shares of FCAL common stock to be received by the PSBK shareholders has been reduced from 477,269 shares to 293,626 shares, using a value of $6.81 per share. This change also resulted in a reduction in the exchange ratio from 0.3784 FCAL shares to 0.2328 FCAL shares for each share of PSBK common stock outstanding. The Amendment increased the upper threshold for FCAL’s Closing Price, as defined in the Merger Agreement, to $7.83 from $5.03, where if the Closing Price exceeds the upper threshold, FCAL may terminate the Merger Agreement without liability. The Amendment also increased the lower threshold for FCAL’s Closing Price to $5.79 from $3.35, where if the Closing Price does not reach the lower threshold, PSBK may terminate the Merger Agreement without liability. Last, the Amendment extended the outside closing date for the Merger to December 31, 2012 from August 31, 2012.

“As evidenced by the Amendment, all the parties remain committed to close the transaction with PSBK. We continue to look forward to the opportunity to expand FCB’s presence in the Riverside and Corona markets and add a talented group of bankers,” said C. G. Kum, President and Chief Executive Officer of FCAL. “PSBK continues to have a strong customer base and fits into our desired geographic footprint extremely well. We look forward to closing the transaction as soon as possible and making PSBK part of the FCAL family.”

Kerry L. Pendergast, President and Chief Executive Officer of PSBK, stated, “PSBK is pleased that FCAL and FCB were willing to amend the definitive agreement so that we may present the proposed transaction to our shareholders without a pricing issue caused by the increases in the value of FCAL’s common stock since the definitive agreement was signed. Our shareholders continue to receive aggregate consideration of $2.0 million, but no longer need to be concerned that FCAL will terminate the agreement because its stock price exceeds $5.03, the maximum price imposed by the original definitive agreement. We look forward to working with FCAL to complete the transaction and becoming a part of FCB.” He went on to state, “We continue to believe that FCB’s financial strength, dedication to customer service and retention, and commitment to the markets we serve will make our combined organization highly successful.”

As previously announced, the parties anticipate that Mr. Pendergast will serve after the closing as Market President for the two branch offices of PSBK being acquired as part of the merger and FCB’s branch office in Redlands, California.

First California Financial Group, Inc.	Premier Service Bank
NASDAQ: FCAL	OTCBB: PSBK

FCB has 15 offices throughout Southern California and total assets of $2.0 billion at June 30, 2012 (unaudited). The bank serves small and mid-sized businesses, professionals and entrepreneurs, and high-net-worth individuals with an integrated product set of private client services, business banking and treasury management capabilities.

PSBK has two offices, its headquarters in Riverside and a full service branch in Corona, and has total assets of $139 million as of March 31, 2012 (unaudited). The bank offers a broad spectrum of products and services to corporate, professional and individual customers.

Keefe, Bruyette & Woods, Inc. continues to act as financial advisor and Horgan, Rosen, Beckham & Coren, L.L.P. continues to serve as legal advisor to FCAL and FCB. Hovde Securities LLC continues to act as financial advisor and Richard E. Knecht A Professional Corporation continues to serve as legal advisor to PSBK.

Additional Information

In connection with the proposed merger, FCAL will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of PSBK and a Prospectus of FCAL, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

In addition, when the registration statement and other related documents are filed by FCAL with the Securities and Exchange Commission, they may be obtained for free at the Securities and Exchange Commission’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the FCAL website at http://www.fcalgroup.com or at the PSBK website at http://www.premierservicebank.com.

FCAL, PSBK and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of FCAL and PSBK and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. Information about FCAL’s directors and executive officers can be found in the proxy statement for FCAL’s annual meeting of shareholders filed with the Securities and Exchange Commission on April 21, 2011. Information about PSBK’s directors and executive officers can be found in the proxy statement for PSBK’s 2011 annual meeting of shareholders available on its website at http://www.premierservicebank.com/corp/investor_relations.html. Free copies of these documents can be obtained from the Securities and Exchange Commission, FCAL or PSBK using the website information above.

About Premier Service Bank

PSBK is a California state-chartered bank with two offices, its headquarters office in Riverside and a full-service banking office in Corona. PSBK provides commercial banking services, including a wide variety of checking accounts, investment services with competitive deposit rates, on-line banking products, and real estate, construction, commercial and consumer loans, to small and medium-sized businesses, professionals and individuals. Additional information about PSBK is available at its website at www.premierservicebank.com.

About First California

FCAL is the holding company of FCB. Founded in 1979 and with nearly $2 billion in assets, FCB serves the comprehensive financial needs of small- and middle-sized businesses and high net worth individuals throughout Southern California. Led by an experienced team of bankers, FCB is committed to providing the best client service available in its markets, offering a full line of quality commercial banking products through 15 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo and Ventura counties. FCAL’s website can be accessed at www.fcalgroup.com. For additional information on FCB’s products and services, visit www.fcbank.com.

First California Financial Group, Inc.	Premier Service Bank
NASDAQ: FCAL	OTCBB: PSBK

Forward-Looking Information

This press release contains certain forward-looking information about FCAL, FCB and PSBK (“the Companies”) that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to, the monitoring of and management of risks in the Companies’ loan portfolio, the adequacy of sources of liquidity to support the Companies’ operations and strategic plans, the monitoring of and response to changing market conditions, and the status of the economy in the Southern California communities served by the Companies. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Companies. The Companies caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, revenues are lower than expected, credit quality deterioration which could cause an increase in the provision for credit losses, the Companies’ ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all, changes in consumer spending, borrowing and savings habits, technological changes, the cost of additional capital is more than expected, a change in the interest rate environment reduces interest margins, asset/liability repricing risks and liquidity risks, general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which the Companies do or anticipate doing business are less favorable than expected, a slowdown in construction activity, recent volatility in the credit or equity markets and its effect on the general economy, loan delinquency rates, the ability of the Companies to retain customers, changes in the bank regulatory environment, demographic changes, demand for the products or services of the Companies as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, the Companies’ level of small business lending, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Companies' results could differ materially from those expressed in, or implied or projected by such forward-looking statements. The Companies assume no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in the Annual Reports on Form 10-K filed by FCAL with the Securities and Exchange Commission (“SEC”) and the section titled “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by PSBK with the Federal Deposit Insurance Corporation (“FDIC”), and any other reports filed by them with the SEC and the FDIC, respectively. The documents filed by FCAL with the SEC may be obtained at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from FCAL by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361, Attention: Investor Relations [Telephone (805) 322-9655]. Documents filed by PSBK with the FDIC may be obtained at the FDIC’s website at www2.fdic.gov/efr/. PSBK documents may also be obtained free of charge from PSBK by directing a request to: Premier Service Bank, 3637 Arlington Avenue, Suite B, Riverside, CA 92506, Attention Investor Relations (Telephone (951) 274-2400).

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